                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                     =====================================
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                     =====================================


                          Exigent International, Inc.
            (Exact name of registrant as specified in its charter)


        Delaware                                    59-3379927
(State of incorporation)                         (I.R.S. Employer
                                                Identification No.)


                1225 Evans Road, Melbourne, Florida  32904-2314
             (Address of principal executive offices and zip code)

                        Incentive Stock Option Plan 2Q
                           (Full title of the plan)


                     -------------------------------------


                        Don F. Riordan, Jr., Secretary
                          Exigent International, Inc.
                                1225 Evans Road
                        Melbourne, Florida  32904-2314
                                (407) 952-7550
           (Name, address and telephone number of agent for service)


              Copy to:       Ogden Newell & Welch
                          Attention: Lynn H. Wangerin
                           1200 One Riverfront Plaza
                          Louisville, Kentucky  40202
                                (502) 582-1601


                        Exhibit Index appears on page 5

                        Calculation of Registration Fee


--------------------------------------------------------------------------------
                                   Proposed        Proposed
Title of              Amount       maximum         maximum
Securities            to be     offering price    aggregate        Amount of
To be registered    registered    per share     offering price  registration fee
--------------------------------------------------------------------------------

Incentive Stock      200,000         (2)             (2)              (2)
  Options (1)
Common Shares (3)    200,000        $2.4375        $487,500          $148.00
--------------------------------------------------------------------------------


(1) The price is estimated solely for purpose of calculating amount of registration fee which, calculated pursuant to Rule 457(h)(1), is based on the average of the high and low prices for Common Shares of Exigent International, on May 30, 1997.

(2) The Incentive Stock Options are registered in the same registration statement as the Common Shares underlying the options and, therefore, no separate registration fee is required under Rule 457(h)(2).

(3) These are the Common Shares which will be issued in the event that the Incentive Stock Options are exercised.

                                    Part I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Item 2. Registrant Information and Employee Plan Annual Information.

     In accordance with the requirements of Rule 428(b)(1), the information specified in Items 1 and 2 of Form S-8 will be contained in a document sent or given to plan participants. This information is not filed as part of this Registration Statement.

                                    Part II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents are hereby incorporated by reference, except as superseded or modified herein:

     (a) Registration Statement and all amendments thereto which became effective on January 30, 1997 on Form S-1 (including the description of the Common Shares contained therein).

     (b)  Prospectus dated January 30, 1997.

     (c)  Form 10-K for the fiscal year ended January 31, 1997.

     (d)  Form 10-Q for the three months ended April 30, 1997.

     (e) Incentive Stock Option Plan 2Q, incorporated in Form 8-K dated June 24, 1997.

     All documents filed by Exigent International, Inc. ("Exigent") with the Securities and Exchange Commission pursuant to Sections 13(a), 13(d), 14 or 15(d) of the Securities Exchange Act of 1934 after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     The Common Shares are registered under Section 12 of the Securities Exchange Act of 1934.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Officers and directors of Exigent are covered by certain provisions of the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of Exigent, which serve to limit, and, in certain instances, to indemnify them against, certain liabilities which they may incur in such capacities.

     Exigent's Certificate of Incorporation limits the liability of its directors to Exigent or its shareholders (in their capacity as directors, but not in their capacity as officers) to the fullest extent permitted by Delaware law. Specifically, the directors of Exigent will not be personally liable for monetary damages for breach of director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Exigent or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

     Exigent's Certificate of Incorporation provides that Exigent indemnify its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses incurred by them in connection with the defense of any action in which they are parties by reason of being or having been directors or officers of Exigent, or of such other corporation, except in relation to matters as to which any such person is liable for negligence or misconduct in the performance of duty.

     Exigent's Bylaws provide that Exigent must indemnify any such person
(other than an action by or in the right of Exigent) if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Exigent, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. No indemnification may be made in respect of any matter as to which such person shall have been adjudged to be liable to Exigent unless and only to the extent that the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Exigent's Bylaws also provide that any indemnification (unless ordered by a court) may be made by Exigent only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because such person has met the applicable standard of conduct. Such determination must be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders of Exigent. To the extent, however, that a director, officer, employee or agent of Exigent has been successful on the merits or otherwise in defense of any action described above, or in the defense of any matter therein, such person shall be indemnified against expenses (including attorneys' fees) incurred in connection therewith, without the necessity of authorization in the specific case. Expenses incurred by a director, officer, employee or agent of Exigent in defending or investigating a threatened or pending action may be paid by Exigent in advance of the final disposition of such action upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that indemnification is not proper.

     The indemnification and advancement of expenses provided by or granted pursuant to Exigent's Bylaws are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of shareholders or disinterested directors or otherwise, it being Exigent's policy that indemnification of the persons specified in the Bylaws shall be made to the fullest extent permitted by law. The indemnification and advancement of expenses provided by Exigent's Bylaws, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of such person.

     Exigent carries directors' and officers' liability insurance.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

 Exhibit                                                                                Page
 Number       Description of Documents                                                Number
 ------       ------------------------                                                ------
   4          Incentive Stock Option Plan 2Q of the Registrant, isncorporated           N/A
                 in Form 8-K dated June 24, 1997.

   5          Opinion of Counsel, Ogden Newell & Welch                                   8

  23(a)       Consent of Hoyman, Dobson & Company, P.A., independent                    10
                 auditors of registrant

  23(b)       Consent of Ogden Newell & Welch, counsel to registrant (included          N/A
                 in Exhibit 5)

Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by (i) or (ii) is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida on June 23, 1997.

Exigent International, Inc.

By:  /s/ Jeffery C. Clift
     ---------------------------
     Jeffrey C. Clift, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Bernard R. Smedley                                         on  June 23, 1997
--------------------------------------------------------------
Bernard R. Smedley, Chief Executive Officer

/s/ Don F. Riordan, Jr.                                        on  June 23, 1997
--------------------------------------------------------------
Don F. Riordan, Jr., Chief Financial Officer

The following are at least a majority of the directors of Exigent International, Inc.

/s/ Jeffrey C. Clift                                           on  June 23, 1997
--------------------------------------------------------------
Jeffrey C. Clift

/s/ Don F. Riordan, Jr.                                        on  June 23, 1997
--------------------------------------------------------------
Don F. Riordan, Jr.

/s/ Bernard R. Smedley                                         on  June 23, 1997
--------------------------------------------------------------
Bernard R. Smedley

/s/ Daniel J. Stark                                            on  June 23, 1997
--------------------------------------------------------------
Daniel J. Stark

/s/ William K. Presley                                         on  June 23, 1997
--------------------------------------------------------------
William K. Presley

The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of Incentive Stock Option Plan 2Q has duly caused this registration statement to be signed on the plan's behalf by the undersigned, thereunto duly authorized in the City of Melbourne, State of Florida on June 23, 1997.

Incentive Stock Option Plan 2Q of Software Technology, Inc.

By: /s/ William K. Presley
    --------------------------------------
    William K. Presley, Plan Administrator

0094071.02